Ex. 99.h.2.ii

Transfer Agency Services Agreement
Amended Exhibit A

This Amended Exhibit A, amended and restated as of October 22, 2010, is Exhibit A to that certain Transfer Agency Services Agreement dated as of January 14, 2009 and amended on December 17, 2009 and on April 19, 2010, among Fairholme Funds, Inc., Fairholme Capital Management, L.L.C. (which is a party to the Agreement with respect to Section 9 only) and BNY Mellon Investment Servicing (US) Inc. (f\k\a PNC Global Investment Servicing (U.S.) Inc.).

Portfolios

The Fairholme Fund
The Fairholme Focused Income Fund
The Fairholme Allocation Fund

BNY MELLON INVESTMENT SERVICING (US) INC.	FAIRHOLME FUNDS, INC.

By: ____________________________	By: _____________________

Name: __________________________	Name: _____________________

Title: ___________________________	Title: _____________________

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.
(with respect to Section 9 only)

By: _________________________________

Name: _______________________________

Title: ________________________________